Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-143026, 333-158473) and S-8 (File Nos. 333-17073, 333-50353, 333-71249, 333-102545, 333-103341, 333-111170, 333-120620, 333-133667, 333-135459, 333-140091, 333-148357, 333-159711, 333-167536, 333-167536a, 333-171717, 333-179592, 333-190010, 333-196293, 333-203467) of Micron Technology, Inc. of our report dated October 27, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, CA
October 27, 2015